Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of INVESTools Inc. on Form S-8 (Registration No. 333-75070) of our report dated March 9, 2001 (except for Notes 3 and 10 which are as of April 13, 2001), relating to the consolidated financial statements of INVESTools Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002

/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Los Angeles, California
March 18, 2003